                                                                  Exhibit 11.1


                               THE O'GARA COMPANY
               COMPUTATION OF PRO FORMA EARNINGS PER COMMON SHARE
                                  (unaudited)
                 (dollars in thousands, except per share data)

                                                                    Pro Forma
                                                                 Weighted Average                           Pro Forma
                                                                 Number of Common        Pro Forma         Earnings per
                                                                Shares Outstanding       Net Income        Common Share
                                                                ------------------       ----------        ------------
Year Ended December 31, 1996
     Shares outstanding January 1, 1996......................        4,490,383           $        -        $          -
     Dilutive stock options outstanding prior
          to exercise........................................           77,989                    -                   -
     Issuance of common stock upon exercise
          of options.........................................           43,474                    -                   -
     Newly issued shares necessary to fund payment
          of certain indebtedness and AAA distributions
          (1,809,015 shares at $7.29 per share estimated
          net proceeds to fund $13,181,658)..................        1,561,882                    -                   -
     Initial public offering of common stock.................          273,224
     Issuance of shares through underwriter's
          exercise of over-allotment option..................            2,098
     Pro forma net income....................................                -                4,449                   -
                                                                     ---------           ----------        ------------
                                                                     6,449,050           $    4,449        $       0.69
                                                                     =========           ==========        ============

Six Months Ended June 30, 1996:
     Shares outstanding December 31, 1995....................        4,490,383           $        -        $          -
     Dilutive stock options outstanding prior
          to exercise........................................          121,463                    -                   -
     Newly issued shares necessary to fund payment
          of certain indebtedness and AAA distributions
          (1,809,015 shares at $7.29 per share estimated
          net proceeds to fund $13,181,658)..................        1,561,882                    -                   -
     Pro forma net income....................................                -                2,453                   -
                                                                     ---------           ----------        ------------
                                                                     6,173,728           $    2,453        $       0.40
                                                                     =========           ==========        ============

                                                                    Weighted
                                                                   Average Number
                                                                  of Common Shares                         Earnings Per
                                                                    Outstanding          Net Income        Common Share
                                                                  ----------------       ----------        -------------

Six Months Ended June 30, 1997:
     Shares outstanding December 31, 1996....................        6,659,846           $        -        $          -
     Weighted average shares issued in conjunction
          with the acquisitions (614,917 shares issued).....          463,766                    -                   -
     Weighted average shares resulting from stock
          issued compensation................................            2,487                    -                   -
     Dilutive stock options outstanding......................           15,290                    -                   -
     Net income before extraordinary item                                    -                2,682                0.38
     Extraordinary item......................................                -                  194                0.03
     Net income..............................................                -                2,488                0.35
                                                                     ---------           ----------        ------------
                                                                     7,141,389           $    2,488        $       0.35
                                                                     =========           ==========        ============


                               THE O'GARA COMPANY
        COMPUTATION OF SUPPLEMENTAL PRO FORMA EARNINGS PER COMMON SHARE
                                  (unaudited)
                 (dollars in thousands, except per share data)


                                                                    Supplemental
                                                                      Pro Forma                           Supplemental
                                                                  Weighted Average                          Pro Forma
                                                                  Number of Common        Pro Forma        Earnings per
                                                                 Shares Outstanding       Net Income       Common Share
                                                                 ------------------       ----------      --------------
Year Ended December 31, 1996
  Shares outstanding January 1, 1996............................ 4,490,383                $   --           $   --
  Dilutive stock options outstanding prior
   to exercise..................................................    77,989                    --               --
Issuance of common stock upon exercise
   of options...................................................    43,474                    --               --
Newly issued shares necessary to fund payment
   of certain indebtedness (573,879 shares at
   $7.29 per share estimated net proceeds to
   fund $4,181,658).............................................   495,480                    --               --
Initial public offering of common stock.........................   273,224
Issuance of shares through underwriter's
   exercise of over-allotment option............................     2,098                    --               --
Pro forma net income............................................        --                 4,449
                                                                 ---------                ------           ------
                                                                 5,382,648                $4,449           $ 0.83
                                                                 =========                ======           ======